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                    CLUMECK, STERN, PHILLIPS & SCHENKELBERG
                          Certified Public Accountants
                     17404 Ventura Boulevard, Second Floor
                            Encino, California 91316

LAVERNE H. SCHENKELBERG, C.P.A. TELEPHONES 818-906-2230
CHARLENE PHILLIPS, C.P.A.
ADRIAN B. STERN, C.P.A. 818-907-7100
L. LARRY CLUMECK, C.P.A.        ----
SANFORD J. MADNICK, C.P.A.      FAX 818-789-8856
                ----
HAROLD J. COMINS, C.P.A.

        MARCH 25, 1997

Commission
Securities and Exchange Commission

Re: Quadratech, Inc. Form 8-K

Gentlemen:

        We received today a copy of the Form 8-K for Quadratech, Inc. and are responding to it:

        Item (A) (1) (i) The Registrant informed us on December 19, 1996, via facsimile, that we had been terminated as auditors.

        Item (A) (1) (ii) The audit report for calendar 1995 included an opinion on the balance sheet, but not on the statements of operations and cash flows as explained in paragraphs three and four of our audit report.

        Item (A) (1) (iv) We concur with the Registrant, there were no unresolved disagreements.

                                        Very truly yours,

                                        /s/ Charlene Phillips


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